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                                                                      EXHIBIT 16

                                                                       KRAFTCPAs
                                                    ----------------------------
                                                            Kraft Bros., Esstman
                                                          Patton & Harrell, PLLC
                                                    Certified Public Accountants
                                                    ----------------------------
                                                        Member BKR International
May 3, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549


Dear Ladies and Gentlemen:


     We have read the "Change in Independent Certified Public Accountants"
section included in the @plan.inc Form S-1 (File No 333-74507) filed with the Securities and Exchange Commission. We are in agreement with the statements contained therein except for the following two items:

     (1) There were no reportable events, as defined in regulations of the Securities and Exchange Commission, through March 9, 1998, the date of our report for the year ended December 31, 1997. We have not performed any auditing procedures subsequent to March 9, 1998.

     (2) We have no knowledge as to whether @plan.inc had consulted with Arthur Andersen LLP regarding accounting principles prior to retaining
         Arthur Andersen LLP.

Very truly yours

/s/ Rebecca J. Harrell

Rebecca J. Harrell, CPA
Member



cc:  Nancy A. Lazaros
     Chief Financial Officer
     @plan.inc